Exhibit 99.1

Nuvve Board Approves Bitcoin (BTC) Payments and Treasury Strategy

SAN DIEGO, CA., Jan. 28 2025 – Nuvve Holding Corp. (Nasdaq: NVVE), a global leader in vehicle-to-grid (V2G) technology, today announced its Board of Directors has approved the inclusion of Bitcoin (BTC) as a primary asset in the company’s treasury management program.

Nuvve will allocate up to 30% of its excess cash, calculated based on its estimated six-month operating expenses, toward BTC purchases. This BTC allocation will be subject to, among other factors, market conditions and the company’s operational cash requirements, including its planned expansion strategy further into the V2G sector.

Bitcoin’s adoption will diversify the company’s treasury holdings. This initiative aligns with Nuvve’s goal to enable BTC as a payment option for its customers and suppliers, as part of its core mission to promote grid electrification through innovation.

“Nuvve is geared to help modernize the grid, supporting utilities to keep the cost of energy equitable by supplying more efficient fleet-to-grid solutions and more generally multi-purpose energy storage to deliver peak power when needed,” said Gregory Poilasne, CEO and Founder of Nuvve. “BTC acceptance will promote more payment options for customers and suppliers with potentially less transactional friction inherent to digital currencies.”
For more information about Nuvve Holding Corp., please visit [Company Website].

Additional details regarding Nuvve’s BTC treasury strategy can be found in the Company’s Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission on or about January 28, 2025.

About Nuvve

Founded in 2010, Nuvve Holding Corp. (Nasdaq: NVVE) has successfully deployed vehicle-to-grid (V2G) on five continents, offering turnkey electrification solutions for fleets of all types. Nuvve combines the world’s most advanced V2G technology and an ecosystem of electrification partners, delivering new value to electric vehicle (EV) owners, accelerating the adoption of EVs, and supporting a global transition to clean energy. Nuvve is making the grid more resilient, transforming EVs into mobile energy storage assets, enhancing sustainable transportation, and supporting energy equity in an electrified world. Nuvve is headquartered in San Diego, California.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “aims,” “anticipates,” “plans,” “looking forward to,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “continue,” “seeks” or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning the expected benefits of the Company’s treasury management program, anticipated allocations of excess cash toward BTC purchases, and timing of such allocations. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Nuvve does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise except as required by law.

Contacts

Media Contact
Paulo Acuña
pacuna@olmsteadwilliams.com
310.824.9000

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